Exhibit 10.2

ITERUM THERAPEUTICS LIMITED

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SECTION 1.	GENERAL	2

1.1	Amendment and Restatement of Prior Agreement	2
1.2	Definitions	2

SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER	4

2.1	Restrictions on Transfer	4
2.2	Demand Registration	6
2.3	Piggyback Registrations	8
2.4	Form S-3 Registration	9
2.5	Expenses of Registration	10
2.6	Obligations of the Company	10
2.7	Delay of Registration; Furnishing Information	12
2.8	Indemnification	13
2.9	Assignment of Registration Rights	15
2.10	Limitation on Subsequent Registration Rights	15
2.11	Market Stand-Off Agreement	15
2.12	Agreement to Furnish Information	16
2.13	Rule 144 Reporting	16
2.14	Termination of Registration Rights	16

SECTION 3.	COVENANTS OF THE COMPANY	17

3.1	Basic Financial Information and Reporting	17
3.2	Inspection Rights	18
3.3	Confidentiality of Records	18
3.4	Reservation of Ordinary Shares	18
3.5	Share Vesting	19
3.6	Director and Officer Insurance	19
3.7	Visitation Rights	19
3.8	Proprietary Information and Inventions Agreement	19
3.9	Directors’ Liability and Indemnification	19
3.10	Board of Directors	20
3.11	Tax Covenants	20
3.12	FCPA	22
3.13	Subsidiary Agreements	23
3.14	Successor Indemnification	24

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3.15	Termination of Covenants	24

SECTION 4.	RIGHTS OF FIRST REFUSAL	24

4.1	Subsequent Offerings	24
4.2	Exercise of Rights	24
4.3	Issuance of Equity Securities to Other Persons	24
4.4	Sale Without Notice	25
4.5	Termination of Rights of First Refusal	25
4.6	Assignment of Rights of First Refusal	25
4.7	Excluded Securities	25

SECTION 5.	MISCELLANEOUS	25

5.1	Governing Law	25
5.2	Conflict with Constitution	26
5.3	Successors and Assigns	26
5.4	Entire Agreement	26
5.5	Severability	26
5.6	Amendment and Waiver	26
5.7	Delays or Omissions	27
5.8	Notices	27
5.9	Attorneys’ Fees	27
5.10	Titles and Subtitles	28
5.11	Additional Investors	28
5.12	Counterparts	28
5.13	Aggregation of Shares	28
5.14	Pronouns	28

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ITERUM THERAUPEUTICS LIMITED

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of May 18, 2017, by and among ITERUM THERAPEUTICS LIMITED, a company incorporated under the laws of Ireland (company number 563531) (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor”, and each of the shareholders listed on Exhibit B hereto, each of whom is referred to herein as a “Key Holder” All references to “$” and “dollar” herein shall mean United States dollars.

RECITALS

WHEREAS, certain of the Investors are purchasing the Company’s Series B-1 and Series B-2 Preferred Shares (collectively, the “Series B Shares”), pursuant to that certain Series B-1 and B-2 Preferred Share Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Shares (the “Series A Shares”);

WHEREAS, the Prior Investors and the Company are parties to an Investor Rights Agreement dated November 18, 2015 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of sixty-six and two-thirds percent of the Series A Shares held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement. For the avoidance of doubt, the Prior Investors waived, and hereby ratify and confirm their waiver of, their rights of first refusal under the Prior Agreement in respect of the issuance of the Series B Shares to the Investors under the Purchase Agreement.

1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation (i) any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person and (ii) any parent corporation or wholly-owned subsidiary of such Investor, or any direct or indirect wholly-owned subsidiary of the ultimate parent entity of such Investor.

(b) “Board” means the Company’s Board of Directors.

(c) “Constitution” means the Company’s Constitution as in effect on the date hereof, as the same may be amended, restated, or otherwise modified in accordance with its terms.

(d) “Damages” means any loss, damage, tax, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law ((i) through (iii) referred to as “Violations”).

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Form S-3” means such form under the Securities Act as in effect on the date hereof, or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) “Group Company” means a member of the Iterum “group of companies” (as such term is defined in Section 8(3) of the Companies Act 2014) in existence from time to time where the Company is the “holding company” (as such term is defined in Section 8 of the Companies act 2014) of the Iterum “group of companies”.

2.

(h) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(i) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Ordinary Shares registered under either the Securities Act, or on any other market exchange approved by the Board and the Investors holding a two thirds of the Registrable Securities, as a separate class (the “Requisite Holders”).

(j) “Key Holder Registrable Securities” means (i) the 6,490,000 Ordinary Shares held by the Key Holders, and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares.

(k) “Operating Guidelines” means the operating guidelines for the Company and each of its subsidiaries adopted by the Company in the form set out in Exhibit B hereto.

(l) “Ordinary Shares” means the Company’s Ordinary Shares.

(m) “Preferred Shares” means the Company’s Series A Shares and Series B Shares, collectively.

(n) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(o) “Registrable Securities” means (a) Ordinary Shares of the Company issuable or issued upon conversion of the Shares by an Investor (excluding any Ordinary Shares issued upon conversion of the Preferred Shares pursuant to the “Special Mandatory Conversion” provisions of the Constitution), (b) all other Ordinary Shares owned by the Investors (excluding (i) any Ordinary Shares issued upon conversion of the Preferred Shares pursuant to the “Special Mandatory Conversion” provisions of the Constitution and (ii) the Key Holder Registrable Securities), (c) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.2, 2.4, 2.10, 3.1, 3.2, 4.1, 5.6, or (d) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities for which registration rights have terminated pursuant to the terms of this Agreement.

(p) “Registrable Securities then outstanding” shall be the number of Ordinary Shares that are Registrable Securities and either (a) then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

3.

(q) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(r) “SEC” or “Commission” means the Securities and Exchange Commission.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(u) “Shares” shall mean the Company’s Series B Shares issued pursuant to the Purchase Agreement and the Company’s other Preferred Shares held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(v) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan of the Company or a subsidiary thereof, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

(w) “subsidiary” shall have the meaning ascribed to it in Section 8 of the Companies Act 2014.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any sale, transfer, disposition or assignment of the legal or beneficial ownership of all or any portion of the Shares or Registrable Securities and the Company shall not be bound to recognize or register any such purported sale, transfer, disposition or assignment, unless and until:

(i) there is then in effect either (a) a registration statement under the Securities Act or (b) an equivalent filing on any other market exchange approved by the Board and the Requisite Holders covering such proposed sale, transfer, disposition or assignment and such sale, transfer, disposition or assignment is made in accordance with such registration statement; or

4.

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder to (A) its Affiliates, (B) a partnership transferring to its partners or former partners in accordance with partnership interests, (C) a corporation transferring to a wholly-owned subsidiary or a parent corporation that directly or indirectly owns all of the capital stock of the Holder, or a direct or indirect wholly-owned subsidiary of such parent corporation, (D) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

5.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of Selling Expenses, of $10,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, and in any event within one hundred and twenty (120) days after the date such request is given by the Initiating Holders, file a registration statement under the Securities Act covering all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

6.

(i) prior to the earlier of (A) the fourth anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective, provided that a registration shall not be deemed effected until it has been declared as such by the SEC;

(iii) during the period starting with the date of filing of, and ending on the date 180 days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within 90 days, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

7.

2.3 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least 20 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders other than the Key Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders (excluding, for the avoidance of doubt, any Key Holder Registrable Securities); third to the Key Holders; and fourth, to any shareholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 30% of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members, shareholders and Affiliates of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

8.

2.4 Form S-3 Registration. If the Company receives a written request from the Holders of at least 20% of the Registrable Securities (the “Initiating S-3 Holders”) that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, and in any event within sixty (60) days after the date such request is given, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

(iii) if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within 90 days, other than pursuant to a Special Registration Statement, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(iv) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4, provided that a registration shall not be deemed effected until it has been declared as such by the SEC; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

9.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders (in the case of a registration pursuant to Section 2.2) or the Initiating S-3 Holders (in the case of a registration pursuant to Section 2.4) were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(iv), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(iv), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, that, in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with Commission rules and regulations, the 120 day period shall be extended for up to an additional 180 days, if necessary, to keep the registration statement effective until all Registrable Securities are sold; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

10.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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(h) Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(k) Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(l) After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as is reasonably requested to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

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2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, stockholders and Affiliates of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the

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indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any

Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement, subject always to compliance with applicable law, shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is an Affiliate of such Holder, (b) is a subsidiary, parent (or subsidiary of a parent), general partner, limited partner, retired partner, member or retired member, or shareholder of a Holder that is a corporation, partnership or limited liability company, (c) is a Holder’s family member or trust for the benefit of an individual Holder, or (d) acquires at least 30% of the Holder’s original number of shares of Registrable Securities (as adjusted for share splits and combinations); provided, however, (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.11, after the date of this Agreement the granting of additional registration rights shall be subject to the approval by the Board, including at least one of the directors designated by an Investor. The granting of registration rights superior to those granted to the Holders shall additionally require approval by the Requisite Holders, which must include holders of at least 55% of the then outstanding Series B Shares (the “Requisite Preferred Holders”).

2.11 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Ordinary Shares (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the registration statement for the Initial Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, or any similar rule or regulation of any rules or regulations of any other market or exchange approved by the Board and the Holders of a majority of the Registrable Securities)), provided, that, all officers and directors of the Company and holders of at least 1% of the Company’s voting securities are bound by and have entered into similar agreements. The Holders of Registrable Securities shall be pro rata released from any such lock-up period if any other locked-up party is released from this restriction.

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2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the Holder’s obligations under Section 2.11 or that are reasonably requested to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of the Ordinary Shares (or other securities) of the Company, each Holder shall provide, within twenty (20) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or pursuant to an equivalent filing on any other market exchange approved by the Board. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Ordinary Shares (or other securities) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s shares are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier to occur of (i) such time as the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any 90 day period or (ii) upon the closing of any Liquidation Event (as defined in the Constitution). Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

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SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain and procure that each Group Company maintains proper books of account and will prepare financial statements in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 150 days thereafter, the Company will furnish to each Investor (with its Affiliates) that owns not less than 1,000,000 Preferred Shares (as adjusted for share splits and combinations) (a “Major Investor) a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c) The Company will furnish each Major Investor, as soon as practicable after the end of each quarterly accounting periods in each fiscal year of the Company and each Group Company, and in any event within 45 days thereafter in the case of each quarterly accounting period, a balance sheet of the Company and each Group Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company and each Group Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish each Major Investor, as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of share capital and securities convertible into or exercisable for issued share capital at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any issued securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of shares of issued options and options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company.

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(e) To the extent requested by a Major Investor, the Company will furnish such Major Investor, at least 30 days prior to the beginning of each fiscal year, an annual budget for such fiscal year approved by the Board.

(f) Such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1(f) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any Group Company whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Group Company.

3.2 Inspection Rights. Each Major Investor and their transferees or representatives shall have the right to visit and inspect any of the properties and books and records of the Company and any Group Company, and to discuss the affairs, finances and accounts of the Company and any Group Company with its officers, management, employees and independent auditors and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company and the Group Companies shall not be obligated under this Section 3.2 with respect to a competitor of the Company seeking to exercise rights with regards to competitively sensitive information under this Section 3.2 (or any Affiliate of such competitor) or with respect to information which the Board determines in good faith is confidential (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company) or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor hereof (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent (or subsidiary of such parent), auditors, attorneys or other advisors of such Investor as long as such partner, subsidiary, parent, auditor, attorney, or other advisor is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law or regulation.

3.4 Reservation of Ordinary Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Shares, all Ordinary Shares issuable from time to time upon such conversion.

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3.5 Share Vesting. Unless otherwise approved by the Board, all share options and other share equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) 25% of such shares shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) 75% of such shares shall vest monthly over the remaining 3 years. Shares held by and other equity grants made to Key Holders who are the founders of the Company may be subject to single trigger acceleration upon a change of control. All share grants to employees and other service providers shall be subject to double trigger acceleration upon a change of control.

3.6 Director and Officer Insurance. The Company will use its best efforts to maintain in full force and effect director and officer liability insurance of not less than $5,000,000 on the terms as determined by the Board.

3.7 Visitation Rights. The Company shall allow one representative designated by (a) Pfizer, Inc. (“Pfizer”) (b) Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. (“Frazier”), (c) Domain Partners IX, L.P., and (d) each other Major Investor (as defined below) without a Board seat that is required to have an observer for ERISA compliance purposes, to attend all meetings of the Board (and/or the Board or governing body of any Group Company) and all committees of the Board in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board at the same time they are provided to the directors; provided, however, that the Company reserves the right to exclude such representative from access to any specific material or specific portion of a meeting if (i) the Company determines in good faith, with advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, or (ii) the Company determines in good faith that access to any specific material or specific portion of a meeting relates to a matter in which such representative (including all entities affiliated with such representative) has a business, financial or competitive interest adverse to the Company, or other conflict of interest with the Company.

3.8 Proprietary Information and Inventions Agreement. The Company shall require all U.S. employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Board and provided to the Investors.

3.9 Directors’ Liability and Indemnification. The Company’s Constitution shall provide (a) for the indemnification of a director to the maximum extent permitted by Irish law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by Irish law. In addition, the Company shall enter into and procure that its non-Irish subsidiaries enter into and use their best efforts to at all times maintain indemnification agreements substantially in the form attached as Exhibit B hereto with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

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3.10 Board of Directors. The Company shall call and hold meetings of the Board in accordance with the Constitution, as may be amended from time to time. Members of the Board shall be elected or appointed in accordance with the Constitution, as may be amended from time to time, and the Amended and Restated Voting Agreement by and among the Company, the Investors and certain other parties dated of even date herewith, as the same may be amended, restated or otherwise modified from time to time. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board. All nonemployee and non-Investor affiliated directors shall be compensated for service on the Board as may be approved by the Board.

3.11 Tax Covenants.

(a) The Company is treated as a corporation for U.S. federal income tax purposes and the Company shall not change or amend the U.S. tax characterization of the Company without the prior written consent of the Investors.

(b) The Company shall, on an ongoing basis upon an Investor’s reasonable request and within sixty (60) days of the end of the Company’s taxable year, inform the Investors in writing, whether the Company or any subsidiary of the Company is a “passive foreign investment company” (a “PFIC”) under Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and shall also provide, upon request, the Investors with information necessary for the Investors to make their own independent determination as to whether the Company or any subsidiary of the Company is a PFIC. The Company shall use commercially reasonable efforts to avoid, and to cause its subsidiaries to avoid, being classified as a PFIC.

(c) Upon the request of an Investor, the Company shall, and/or shall cause the applicable subsidiary, for the year of such determination and each subsequent year, to timely provide the Investors with a properly completed and duly executed “PFIC Annual Information Statement” that meets the requirements of U.S. Treas. Regs. § 1.1295-1(g) and any other information or assistance required by such regulations for the Investors or their direct or indirect owners to (i) make a timely election to treat such entity that is a PFIC as a “qualified electing fund” under Section 1295 of the Code and (ii) timely fulfill their annual election requirements (as described in U.S. Treas. Regs. § 1.1295-1(f)) in each subsequent year in which an Investor owns an interest (directly or indirectly) in such entity. Each PFIC Annual Information Statement provided to the Investors pursuant to the preceding sentence shall be prepared by a nationally recognized U.S. tax advisor experienced in such matters.

(d) If the Company or a subsidiary of the Company is or is reasonably likely to be classified as a PFIC for a taxable year, the Company shall use, and/or shall cause the applicable subsidiary to use, commercially reasonable efforts to cause such PFIC not to generate any ordinary earnings or net capital gain, calculated in accordance with Section 1293 of the Code, from transactions entered into outside of the ordinary course of its business during such taxable year. In this regard, the Company shall monitor its, and each of its subsidiaries, status under the PFIC rules on an ongoing basis.

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(e) The Company shall maintain, and shall cause each of its subsidiaries to maintain, books of account, records and other information in such a manner as to allow it to make any relevant determinations for U.S. tax purposes, including but not limited to (i)

determining its status as a PFIC and (ii) computing its ordinary earnings and net capital gain. Upon reasonable request, the Company shall provide, and/or the Company shall cause a subsidiary to provide, the Investors with timely access to examine its books of account, records, and other documents for the Investors to establish that such entity’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax accounting principles and to calculate and verify these amounts and each Investor’s (and its direct and indirect owners’) pro rata shares thereof.

(f) Within sixty (60) days of the end of the Company’s taxable year, any time that there is a change in either the Company’s, or a subsidiary of the Company’s, ownership structure and at any other time reasonably requested by an Investor, the Company shall supply such Investor with the information in its possession or that it can reasonably obtain that may be relevant to determine (i) whether the Investor, or one of its direct or indirect owners, is a “United States Shareholder” (as described in Section 951(b) of the Code) with respect to the Company or any subsidiary of the Company, (ii) whether the Company, or any subsidiary of the Company, is a “controlled foreign corporation” (a “CFC”) (as described in Section 957 of the Code) and (iii) the Investor’s share of any subpart F income of the Company or a subsidiary of the Company.

(g) If an Investor reasonably determines that (A) the Company, or a subsidiary of the Company, is a CFC and (B) that the Investor, or one of its direct or indirect owners, is a “United States Shareholder” of the Company or such subsidiary, the Company shall use, and/or shall cause its subsidiary to use, commercially reasonable efforts to structure and manage its business and operations in a manner that would not cause the Company or such subsidiary (i) to recognize material amounts of subpart F income as defined under Section 952 of the Code (solely for the purpose of determining whether a material amount of subpart F income has been recognized, income recognized by the Company from the investment of funds raised from the issuance of its stock, notes or debt securities shall not be considered subpart F income ), (ii) to recognize subpart F income from transactions entered into outside of the ordinary course of its business, (iii) to hold United States property as described in Section 956 of the Code, except for the Company’s ownership of Iterum Therapeutics US Limited, or (iv) to recognize earnings and profits, as determined for all purposes of the Code (including Section 1248), from transactions entered into outside of the ordinary course of its business.

(h) In connection with any gain recognized by an Investor with respect to the Company or a subsidiary of the Company, to the extent relevant to the Investor’s or its direct or indirect owners’ tax reporting, the Company shall timely provide the Investor with a calculation of the Company’s and/or its subsidiary’s respective earnings and profits and the Investor’s share thereof as determined for U.S. federal income tax purposes for purposes of Section 1248 of the Code.

(i) The Company shall cooperate, and shall cause each of its subsidiaries to cooperate, with the Investors in providing the Investors with any information in its possession or that it can reasonably obtain that may be useful to them to timely make all filings, returns, reports, forms or calculations as may be required for an Investor and its direct and indirect owners to comply with the provisions of the Code or any other tax law that an Investor or its direct or indirect owners are subject, including, but not limited to promptly delivering to an Investor any information regarding the Company or a subsidiary requested by such Investor that is in the Company’s possession or that it can reasonably obtain. Nothing in this clause shall in any way limit the obligations of the Company described in this Section.

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(j) In the event that the Company breaches any of the covenants set forth in this Section and, as a result of such breach, an Investor or any of its respective partners becomes liable for any incremental taxes, interest or penalties (or any other additions to taxes) that would not have arisen absent such breach, the Company shall fully indemnify such Investor and its respective partners for such amounts and shall pay such amounts to the Investor free and clear of any withholding taxes.

(k) If the Company is required to deduct and withhold taxes on any payment to an Investor, at the written request of such Investor, the Company will use commercially reasonable efforts to assist such Investor, at such Investor’s expense, in obtaining any available reduced rate of, exemption from, or refund of such tax (including the obtaining of a valid certificate issued by the applicable tax authority prescribing such reduced rate or exemption), pursuant to any applicable tax treaty or applicable law, provided such Investor timely provides the Company with all necessary forms and information to establish a reduced rate of, exemption from, or refund of such tax.

(l) The Company will use its best efforts to ensure that the Company and each of its subsidiaries conduct their respective businesses in accordance with the Operating Guidelines.

(m) The Company will use commercially reasonable efforts to continuously be treated as a “qualified foreign corporation” within the meaning of Section 1(h)(11)(C) of the Code.

3.12 FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Major Investor if the Company becomes aware of any violation of this Section 3.12 or any action or investigation commenced

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by any governmental authority alleging a violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law by the Company. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

3.13 Subsidiary Agreements.

At any time when any Preferred Shares are outstanding, the Company shall include in the governance documents of any Group Company, prohibitions in engaging in any of the following acts without the prior approval of the Company:

(a)	Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation, By-laws, or Constitution, as applicable, of the Group Company;

(b)	Any increase or decrease in the authorized number of shares of the Group Company;

(c)	Any authorization or any designation, whether by reclassification or otherwise or any other action resulting in the creation of any new class or series of shares or any other securities convertible into a new class or series of shares of the Group Company;

(d)	Any redemption, repurchase, payment or declaration of dividends or other distributions or return of capital (except for acquisitions of shares by the Group Company pursuant to agreements that permit the Group Company to repurchase such shares at no more than cost upon termination of services to the Company);

(e)	Any agreement by the Group Company or its shareholders regarding or any other action resulting in an Asset Transfer or Acquisition (as such terms are defined in the Constitution);

(f)	Any incurrence of bank indebtedness of US$500,000 or more individually or in the aggregate with all other bank indebtedness of the Group Company (other than payables incurred in the ordinary course of business);

(g)	Any voluntary dissolution or liquidation of the Group Company;

(h)	Any increase or decrease in the authorized number of members of the Group Company’s Board; or

(i)	Any increase in the number of shares available for issuance under any existing equity incentive plan.

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3.14 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Constitution, or elsewhere, as the case may be.

3.15 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement, other than the provisions of Section 3.3 and 3.14, shall expire and terminate as to each Investor upon the earlier of (i) the closing date of the Initial Offering or (ii) upon the closing of any Liquidation Event, provided, however, if such Liquidation is an Asset Sale (as defined in the Constitution), such rights shall not terminate until all applicable proceeds from the Asset Sale, as determined by the Board, have been distributed to the Company’s shareholders.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to subscribe for its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of the Company’s Ordinary Shares (including all Ordinary Shares issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of the Company’s outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Ordinary Shares, Preferred Shares or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Ordinary Shares, Preferred Shares or other equity security (including any option to purchase such a convertible security), (iii) any equity security carrying any warrant or right to subscribe to or purchase any Ordinary Shares, Preferred Shares or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days from the giving of such notice to agree to subscribe for up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be subscribed for. Notwithstanding the foregoing, the Company shall not be required to offer or issue such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to subscribe for their full pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to subscribe for such unsubscribed shares on a pro rata basis. The

24.

Major Investors shall have ten (10) days after receipt of such notice to notify the Company of its election to subscribe for all or a portion thereof of the unsubscribed shares. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not issued such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Sale Without Notice. In lieu of giving notice to the Major Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Major Investors within 30 days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Major Investor shall have 20 days from the date of receipt of such notice to elect to subscribe for up to the number of shares that would, if purchased by such Major Investor, maintain such Major Investor’s pro rata share (as set forth in Section 4.1) of the Company’s equity securities. The closing of such issuance shall occur within 60 days of the date of notice to the Major Investors.

4.5 Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the closing of the Company’s Initial Offering or (ii) an Acquisition. Notwithstanding Section 5.6 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Requisite Holders (provided all Major Investors are treated in the same fashion and, in the case of a waiver, no Major Investor or any Affiliate thereof purchases any Equity Securities from the Company unless all Major Investors were offered written notice of the opportunity to participate), or as permitted by Section 5.6.

4.6 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.7 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to shares excepted from the definition of Additional Ordinary Shares (as defined in the Constitution).

SECTION 5. MISCELLANEOUS.

5.1 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Irish Companies Act 2014 (as same may be amended, replaced and/or consolidated in the future) as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

25.

(b) The parties hereto expressly and irrevocably consent and submit to the exclusive jurisdiction of the applicable local, federal or appellate courts located in the State of Delaware. Each party agrees that such courts shall be deemed to be a convenient forum in any such legal proceeding, and agrees not to assert (by way of motion, as a defense or otherwise) any claim that such party is not subject personally to the jurisdiction of any such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such legal proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in, or by, any such courts.

5.2 Conflict with Constitution. In the event of any conflict or inconsistency between the terms of this Agreement and the Constitution, the terms of this Agreement shall, to the extent lawfully permitted, prevail and the parties hereto shall so conduct themselves in accordance with the requirements hereof, and if so required by the holders of a Requisite Super Majority (as defined in the Constitution), voting in accordance with the voting provisions of the Constitution, shall exercise such powers and rights as they may have in their capacity as shareholders of the Company to amend the Constitution in such manner as may be necessary or desirable to rectify any such conflict or inconsistency.

5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Requisite Preferred Holders. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any

26.

Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of at least a majority of the Registrable Securities held by the Key Holders who are continuing to provide services to the Company. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing, the provisions of Section 3.7 may not be amended or waived with respect to Pfizer without Pfizer’s prior written consent or with respect to Frazier without Frazier’s prior written consent.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its shares as maintained by or on behalf of the Company.

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten days advance written notice to the other parties hereto.

5.9 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

27.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Preferred Shares after the date hereof, any purchaser of such Preferred Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.13 Aggregation of Shares. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[THIS SPACE INTENTIONALLY LEFT BLANK]

28.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

ITERUM THERAPEUTICS LIMITED

By:	/s/ Corey Fishman
President

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Frazier Healthcare VII, L.P.
By FHM VII, LP, its general partner
By FHM VII, LLC, its general partner

By	/s/ Patrick Heron
Patrick Heron, Manager

Frazier Healthcare VII-A, L.P.
By FHM VII, LP, its general partner
By FHM VII, LLC, its general partner

By	/s/ Patrick Heron
Patrick Heron, Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

New Leaf Ventures III, L.P.

By:	New Leaf Venture Associates III, L.P.
Its:	General Partner

	By:	New Leaf Venture Management III, L.L.C.
	Its:	General Partner

	By:	/s/ Ronald M. Hunt
Ronald M. Hunt
Managing Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Sofinnova Venture Partners IX, L.P.

By:	Sofinnova Management IX, L.L.C.
its General Partner

By:	/s/ Jim Healy

Name:	Jim Healy

Title:	Managing Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Canaan X L.P.

By: Canaan Partners X LLC, its general partner

By:	/s/ Brenton K. Ahrens
Brenton K. Ahrens
Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Arix Bioscience Holdings Ltd.

By:	/s/ James Rawlingson
Name: James Rawlingson
Title: Chief Financial Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

DOMAIN PARTNERS IX, L.P.

By: One Palmer Square Associates IX, LLC

By:	/s/ Lisa A. Kraeutler
Lisa A. Kraeutler
Attorney-in-fact

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

ADVENT LIFE SCIENCES LLP

By:	/s/ Kaasim Mahmood

Name:	Kaasim Mahmood

Title:	General Partner

ADVENT LIFE SCIENCES FUND II LP

By: Advent Life Sciences LLP,
its General Partner

By:	/s/ Kaasim Mahmood

Name:	Kaasim Mahmood

Title:	General Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Pivotal bioVenture Partners Fund I, L.P.
By:	Pivotal bioVenture Partners Fund I G.P., L.P., its general partner
By:	Pivotal bioVenture Partners Fund I U.G.P. Ltd, its general partner

By:	/s/ Vincent Cheung
Name:	Vincent Cheung
Title:

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

Bay City Capital GF Xinde International Life Sciences USD Fund

By: Bay City Capital GF XINDE Investment Management Co

Its General Partner

By:	/s/ Fred Craves

Name:	Fred Craves

Title:	Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Entity (if applicable):

By:	/s/ Judy Matthews

Name:	Judy Matthews

Title:

[Series A Preferred Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Entity (if applicable):

By:	/s/ Michael Dunne

Name: Michael Dunne

Title:	Chief Scientific Officer

[Series A Preferred Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Entity (if applicable):

By:	/s/ John J. White

Name: John J. White

Title:

[Series A Preferred Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Entity (if applicable):

By:	/s/ Benjamin M. Pe

Name: Benjamin M. Pe

Title:

[Series A Preferred Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Entity (if applicable): _________________

By:	/s/ Paul R. Edick

Name: Paul R. Edick

Title:

[Series A Preferred Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Entity (if applicable): _________________

By:	/s/ Corey N. Fishman

Name: Corey N. Fishman

Title:

[Series A Preferred Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
Entity (if applicable):

By:	/s/ David G. Kelly
Name: David G. Kelly

Title:

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

KEY HOLDERS:

/s/ Corey N. Fishman
Corey N. Fishman

/s/ Judith M. Matthews
Judith M. Matthews

/s/ Michael W. Dunne
Michael W. Dunne

/s/ John J. White
John J. White

/s/ Benjamin M. Pe
Benjamin M. Pe

/s/ Paul R. Edick
Paul R. Edick

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

SCHEDULE OF INVESTORS

INVESTOR
FRAZIER HEALTHCARE VII, L.P.
FRAZIER HEALTHCARE VII-A, L.P.
SOFINNOVA VENTURE PARTNERS IX, L.P.
NEW LEAF VENTURES III, L.P.
CANAAN X L.P.
PFIZER INC.
COREY N. FISHMAN
JUDITH M. MATTHEWS
MICHAEL W. DUNNE
JOHN J. WHITE
BENJAMIN M. PE

SCHEDULE OF INVESTORS

PAUL R. EDICK
DAVID G. KELLY
ARIX BIOSCIENCE HOLDINGS LTD.
PIVOTAL BIOVENTURE PARTNERS FUND I, L.P.
DOMAIN PARTNERS IX, L.P.
ADVENT LIFE SCIENCES LLP
ADVENT LIFE SCIENCES FUND II LP
BAY CITY CAPITAL GF XINDE INTERNATIONAL LIFE SCIENCES USD FUND, L.P.

SCHEDULE OF INVESTORS

SCHEDULE OF KEY HOLDERS

NAME OF KEY HOLDER
COREY N. FISHMAN
JUDITH M. MATTHEWS
MICHAEL W. DUNNE
JOHN J. WHITE
BENJAMIN M. PE
PAUL R. EDICK

SCHEDULE OF KEY HOLDERS